Farber, Blicht, Eyerman & Herzog, LLP
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Certified Public Accountants      1000 Woodbury Road   Telephone: (516) 576-1040
                                  Suite 206            Facsimile: (516) 576-1232
                                  Woodbury, NY 11797   Website: wwwf behcpa corn
                                                       E-mail: info@fbekpa.corn

                                                                  March 16, 2005

Mr. Raymond Vuono
Western Media Group Corporation
11 Oval Drive,  Suite 200B
Islandia, NY 11749

Dear Raymond:

      Accept this letter as our formal resignation as the auditors of Western Media Group Corporation. There were no disagreements relating to accounting principles, practices, financial statement disclosures or auditing scope or procedures with Western Media Group Corporation. Please note that a copy of this letter has been forwarded to the SEC Chief Accountants Office.

      If you have any questions with regard to the foregoing, please do not hesitate to call me, anytime.

                                        Very truly yours,


                                        FARBER, BLICHT, EYERMAN & HERZOG, LLP

                                        By: /s/ Stanley H. Blicht
                                           -------------------------------------
                                           Stanley H. Blicht

SHB: la
CC:  SEC Chief Accountants Office